UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

UNITED AIRLINES HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On June 15, 2020, United Airlines Holdings, Inc. and United Airlines, Inc. (together, the “Company”) filed a Form 8-K (the “Original Form 8-K”) disclosing, among other matters, certain financial information under Item 8.01 in the section entitled “Company Outlook”. This Amendment No. 1 to the Original Form 8-K is being filed by the Company solely to correct and replace “Passenger Load Factor year-over-year” with “Passenger Load Factor” in the tabular disclosure under the heading “Company Outlook”. The remainder of the Original Form 8-K is unchanged. The “Company Outlook” section with the revised tabular disclosure is presented below under Item 8.01.

Item 8.01	Other Events

Company Outlook

The Company continues to see a steady improvement in demand in the domestic United States and certain international destinations, with a more than 70% reduction in customer cancellation rates since the high rates experienced in April 2020. June ticketed passenger revenue is expected to be up close to 400% versus April.

Net bookings for the remainder of the second quarter and the third quarter have remained positive since the end of May.

As such, for July 2020 the Company expects consolidated capacity to be down approximately 75%, and domestic capacity to be down approximately 70%, which is almost double the June 2020 schedule. The Company also expects July passenger revenue to be up between 50% and 100% versus the Company’s June 2020 passenger revenue estimate.

	April 2020	May 2020	June 2020E	July 2020E
Available Seat Miles[1] year-over-year	down 88%	down 88%	down ~85%	down ~75%
Domestic	down 84%	down 85%	down ~85%	down ~70%
International	down 93%	down 92%	down ~90%	down ~80%
Passenger Load Factor[2]	16%	35%	~50%	~55%
Domestic	13%	39%	~60%
International	20%	25%	~40%
Ticketed Passenger Revenue[3] year-over-year	down 98%	down 95%	down ~90%	down 82% - 88%
Gross year-over-year bookings[4]	down 87%	down 82%	down 73%[5]

1 The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

2 Revenue passenger miles divided by available seat miles.

3 Ticketed passenger revenue is a component of total passenger revenue. It excludes ancillary fees and frequent flyer revenue (including both passengers flying on awards and the deferred revenue associated with frequent flyer miles earned will traveling) among other items, which are reported as part of passenger revenue. It also excludes passenger revenue associated with expired tickets, other airline interline billing differences, certain travel agency commissions, charters, customer compensation for oversold flights, and changes fees.

4 Gross bookings include new bookings made for all future time periods as compared to the corresponding month in 2019.

5 June gross bookings reflect month-to-date bookings through June 13, 2020.

Cargo revenues continue to be strong and are expected to be up over 30% in the second quarter of 2020 versus the second quarter of 2019. These results support international cargo-only flying and have been a significant driver of revenue and cash flow to the Company.

Including Cargo and other revenue, the Company now expects total revenues to be down 88% in the second quarter of 2020 compared to the second quarter of 2019.

The Company has aggressively managed its costs and capital expenditures to preserve cash. Operating expenses in the second quarter are expected to decline by 53% as compared to the second quarter of 2019. Operating expenses excluding special charges, salaries and related costs and depreciation are expected to decline by 72% in the second quarter or $4.6 billion.6 In addition, the Company is on track to achieve more than $2.5 billion of full-year reductions in adjusted capital expenditures, bringing expected 2020 full-year adjusted capital expenditures to below $4.5 billion.7

The Company currently expects average daily cash burn for the second quarter of 2020 to be at the low end of the previously-provided guidance range of between $40 million and $45 million, at approximately $40 million per day. The Company also currently expects average daily cash burn in the third quarter of 2020 to be approximately $30 million per day. For this purpose, “cash burn” is defined as net cash from operations, less investing and financing activities. Proceeds from the issuance of new debt (excluding expected aircraft financing), government grants associated with the Payroll Support Program of the CARES Act and any new issuances of UAL common stock are not included in this figure.

The Company expects to end the second quarter of 2020 with approximately $9.4 billion in total liquidity which does not include the proposed MileagePlus Financing, the approximately $500 million of funding to be received under the Payroll Support Program of the CARES Act, which is expected to be received in July 2020, or the $4.5 billion CARES Act loan.

In the second quarter of 2020, the Company’s wholly-owned subsidiary, MPH, expects to record revenue, net of redemptions, of $300 to $350 million. In April and May 2020, MPH recorded cash flow from sales of $270 million and $185 million, respectively, which results are preliminary and subject to change.

While the Company has seen improvements in the demand environment as described above, it continues to expect that demand will be reduced year-over-year as of October 1, 2020. Since March 2020, thousands of Company employees have elected to take part in voluntary programs, including leaves of absences, reduced work hours and voluntary separation programs. The Company plans to continue to use these and similar programs to align payroll expenses with the demand environment and is continuing negotiations with its labor union partners; however, it is possible that the Company may need to use furloughs or other measures to align its payroll expenses with the demand environment. As required by applicable federal and state law, including the Worker Adjustment and Retraining Notification Act of 1988, the Company anticipates issuing certain required notices to employees in July 2020.

6 Operating expenses excluding special charges, salaries and related costs and depreciation is a non-GAAP measure and certain components, including special charges, are not determinable at this time. Accordingly, the Company is not providing this guidance on a GAAP basis.

7 Non-cash capital expenditures are not determinable at this time. Accordingly, the Company is not providing capital expenditure guidance on a GAAP basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.
UNITED AIRLINES, INC.

By:	/s/ Jennifer L. Kraft
Name:	Jennifer L. Kraft
Title:	Vice President and Secretary

Date: June 15, 2020